$5,000,000 COMMERCIAL REVOLVING CREDIT AGREEMENT
                  ------------------------------------------------


              AGREEMENT made as of the 21st day of December, 1994, by and between FLEET BANK, NATIONAL ASSOCIATION, a national banking association with its principal place of business at One Constitution Plaza, Hartford, Connecticut 06115 (the "Lender"), and ENERGY NETWORKS, INC., a Connecticut corporation with a mailing address at P.O. Box 1500, Hartford, Connecticut 06114-1500 (the "Borrower").

              I.  GENERAL TERMS
                  -------------

              Section 1.01.  Amount of the Loan.
              -------------  -------------------
              Subject to the terms and conditions of this Agreement, the Lender will lend to the Borrower up to Five Million and 00/100 Dollars ($5,000,000) (the "Loan Amount"), from time to time, on a revolving loan basis (the "Revolving Loan"), the repayment of which is evidenced by a Revolving Credit Note of even date herewith (the "Note"), substantially in the form attached hereto as Exhibit A.

              Section 1.02.  Revolving Loan.
              -------------  ---------------
              a.   Repayment of the Revolving Loan.
                   -------------------------------
              If not sooner paid, the outstanding principal balance of the Revolving Loan shall be due and payable in full on December 15, 1997 (the "Revolver Maturity Date"), together with all accrued interest and other amounts owing from the Borrower under the Note.

              b.  The Note.
                  --------
              The advances made by the Lender pursuant to this Section
          1.02 shall be evidenced by the Note in substantially the form attached hereto as Exhibit A with all blanks therein appropriately completed, payable to the order of the Lender, which Note is hereby incorporated herein by reference and made a part hereof.

              c.  Interest on the Note; Prepayment.
                  --------------------------------
              The aggregate principal amount outstanding under the Note








          shall bear interest, commencing from the date of each advance thereunder and continuing until payment in full thereof, at the option of the Borrower at a CD Rate, a Eurodollar Rate, or a Cost of Funds Rate, each as defined and as described in the Note. The Borrower may borrow, repay and borrow again hereunder, provided, however, that certain prepayment premiums may be due and payable as provided in the Note in the event that Borrower seeks to prepay amounts prior to the expiration of the applicable Interest Period, as provided for and defined in the Note.

              Section 1.03.  Use of Proceeds.
              ------------   ---------------
              The proceeds of the Revolving Loan shall be used for short-term working capital and general corporate purposes.

              Section 1.04.  Capital Adequacy.
              ------------   ----------------
              The Borrower hereby agrees that if after the date hereof, any law or regulation, or any interpretation thereof by any court or administrative agency shall have the effect of increasing the capital adequacy requirements of banks or bank holding companies and compliance by the Lender has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of the Lender's obligations hereunder, the Borrower will, on 90 days notice from the Lender, pay to the Lender from time to time as specified by the Lender such additional amounts as shall be sufficient to compensate the Lender for such reduced return.

              II.  REPRESENTATIONS AND WARRANTIES
                   ------------------------------
              The Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of any advances under the Revolving
          Loan) that:

              Section 2.01.  Fiscal Year; Financial Statements, Etc.
              ------------   --------------------------------------
              The Borrower's fiscal year ends on September 30 of each year. The Borrower has heretofore furnished to the Lender (a) unqualified financial statements of the Borrower as of September 30, 1992 and 1993, together with supporting schedules, all prepared by certified public accountants, and
          (b) audited financial statements of the Borrower as of September 30, 1994, together with supporting schedules, prepared by the Borrower. Said financial statements have been prepared in accordance with generally accepted principles of accounting applied on a basis consistent with that of preceding periods and are complete and correct and fairly present the








          financial condition of the Borrower as at said dates, and the results of its operations for the year or other period ended on said dates. To the best of the Borrower's knowledge and belief, the Borrower does not have any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as in the foregoing financial statements specifically mentioned. Since September 30, 1994, there has been no material adverse change in the financial condition of the Borrower, and since that date no dividends or other distributions have been declared or paid or made to The Connecticut Natural Gas Company, the sole stockholder of the Borrower ("CNG"), except as may be have been disclosed to the Lender in writing.

              Section 2.02.  Incorporation.
              ------------   -------------
              The Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has the corporate power and authority to own its properties and to carry on business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, and (c) has the corporate power to execute and deliver, and perform its obligations under this Agreement and the Note.

              Section 2.03.  Authorization; Compliance, Etc.
              ------------   ------------------------------
              The execution and delivery of, and performance by the Borrower of its obligations under, this Agreement and the Note have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the Borrower or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument. The Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement or the Note, except as may be required to be disclosed pursuant to the Securities and Exchange Act of 1934.

              Section 2.04.  Litigation.
              ------------   ----------
              Except as disclosed to the Lender in Schedule 1 hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Borrower.

              Section 2.05.  Compliance with Laws and Agreements.
              ------------   -----------------------------------
              The Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction adversely affecting its business, properties or assets, operations or conditions, financial or otherwise. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

              Section 2.06.  Title to Properties.
              ------------   -------------------
              Except as disclosed in Schedule 2 hereto, the Borrower has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, except liens permitted hereunder and restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.

              Section 2.07.  Corporate Organization.
              ------------   ----------------------
              Exhibit B attached hereto sets forth the name and jurisdiction of incorporation or organization of each business corporation, firm or other entity, if any, at least fifty percent (50%) of the voting stock or control of which is owned by the Borrower and also sets forth the percentage amount of such voting stock owned by the Borrower and the names and percentages owned by any other owners of such stock. Except as set forth in said Exhibit B, the Borrower does not own more than one percent (1%) of the issued and outstanding capital stock of any corporation, firm or entity.

              Section 2.08.  No Insolvency.
              ------------   -------------
              Any borrowings made by the Borrower under this Agreement do








          not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against it, including the properties and assets reflected in the financial statements referred to in Section 2.01 hereof.

              Section 2.09.  Full Disclosure.
              ------------   ---------------
              No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which materially affects adversely nor as far as the Borrower can foresee, will materially affect adversely the property, business, operations or conditions (financial or otherwise) of the Borrower.

              Section 2.10.  Investment Company.
              ------------   ------------------
              The Borrower is not an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

              Section 2.11.  Margin Stock.
              ------------   ------------
              The Borrower does not own and has no present intention of acquiring, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Advances will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

              Section 2.12.  Tax Returns.
              ------------   -----------
              The Borrower has filed all federal, state and local tax returns required to be filed, and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments.

              Section 2.13.  Pension Plans, Etc.

              The Borrower does not have a pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee except as incorporated and disclosed in the financial statements of the Borrower. With respect to such plan(s), if any, Borrower covenants and agrees to cause to be paid when due all amounts necessary to fund in accordance with its terms all such plan(s) and will take no action which could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to the entity which provides funds for such plan(s).

              Section 2.14.  Environmental Matters.
              ------------   ---------------------
              The Borrower:

                   (a) has obtained all permits, licenses and other authorizations which are required under all environmental laws and regulations, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, except to the extent failure to have any such permit, license or authorization does not have a material adverse effect on the financial condition, operations, prospects, or businesses of the Borrower;

                   (b) except as described in Schedule 2 hereto, is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment,








              injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply does not have a material adverse effect on the financial condition, operations, prospects, or businesses of the Borrower.


              III.  CONDITIONS OF MAKING THE LOAN
                    -----------------------------
              Section 3.01.
              ------------ The obligation of the Lender to make the initial advance under the Revolving Loan hereunder is subject to the following conditions:

                   (a) The representations and warranties set forth in Article II hereof shall be true and correct on and as of the date hereof and the date the initial advance is made.

                   (b)  The Borrower shall have executed and
              delivered to the Lender, upon the execution of this Agreement, the following:

                          (i)  The Note.

                         (ii)  A certificate of the Secretary or
                   Assistant Secretary of the Borrower certifying to the votes of the Borrower's Board of Directors authorizing the execution and delivery of this Agreement and the Note.

                         (iii)  A certificate of the Secretary or
                   Assistant Secretary of the Borrower which shall certify the names of the officers of the Borrower authorized to sign this Agreement and the Note and any other documents or certificates to be delivered pursuant to this Agreement by the Borrower or any of its officers, together with the true signatures of such officers. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                          (iv)  Certificate of the Secretary of
                   State, dated reasonably near the date of the initial advance under the Revolving Loan, of the state of incorporation or organization of the Borrower stating that the Borrower is duly








                   incorporated and in good standing in such state and has filed all annual reports.

                         (v)  Such other supporting documents and
                   certificates as the Lender may request.

                   (c) All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

                   (d) No Event of Default as specified in Article VI hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred.

                   (e) The Borrower shall have paid to the Lender a one-time processing fee of $2,500.

                   (f) The Lender shall have received a Letter of Comfort from CNG in form and content satisfactory to the Lender.

              Section 3.02.
              ------------ The obligation of the Lender to make any subsequent advances under the Revolving Loan is subject to the following conditions precedent:

                   (a)  All warranties and representations set forth in
              Article II hereof shall be true and accurate as of the date such advance is requested to be made.

                   (b) No Event of Default as specified in Article VI hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

                   (c) The Borrower shall have paid all Facility Fees then due and owing pursuant to Section 4.12.

              IV.  AFFIRMATIVE COVENANTS
                   ---------------------
              The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, the Borrower will, and cause each subsidiary, if any, to:

              Section 4.01.
              ------------  Preservation of Assets; Compliance with Law.

                   (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its








              corporate existence, rights, licenses, permits and franchises and comply with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and keep its insurable properties adequately insured at all times by financially sound and reputable insurers, to such extent and against such risks, including fire and other risks insured against by extended coverage, and maintain liability and such other insurance as is customarily maintained by companies engaged in similar businesses.

                   (b) Comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction in the premises.

              Section 4.02.  Taxes, Etc.
              ------------   ----------
              Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

              Section 4.03.  Notice of Proceedings.
              ------------   ---------------------
              Give prompt written notice to the Lender of any proceedings instituted against it by or in any Federal or state court or before any commission or other regulatory body, whether Federal, state or local, which, if adversely determined, would have a negative financial impact in excess of $150,000.









              Section 4.04.  Financial Reporting.
              ------------   -------------------
              Furnish to the Lender the following which shall be in form and substance satisfactory to the Lender:

                   (a) Within ninety (90) days of the end of each fiscal year, audited consolidated and consolidating balance sheets and statements of income and surplus, together with supporting schedules, prepared by independent certified public accountants selected by the Borrower and acceptable to the Lender showing the financial condition of the Borrower at the close of such fiscal year, the results of operations during such year and containing a statement to the effect that such accountants have examined the provisions of this Agreement and that none of the Events of Default, as specified in Article VI hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, has occurred.

                   (b) Within forty-five (45) calendar days after the end of each fiscal quarter in each such fiscal year, quarterly consolidated and consolidating balance sheets and statements of income and surplus, together with supporting schedules, internally prepared, showing the financial condition of the Borrower at the end of such quarter, internally prepared and certified by Borrower's President or other authorized officer.

                   (c) Concurrently with the delivery of any and all quarterly and annual financial statements required by this
              Section 4.04, a certificate of covenant compliance by the President or other authorized officer of the Borrower in the form of Exhibit C hereto (i) calculating, setting forth and certifying as to the accuracy of the amounts required to be calculated under this Section 4.04, and (ii) certifying as to the fact that he/she has examined the provisions of this Agreement and that none of the Events of Default, as specified in Article VI hereof, nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default, has occurred and is continuing.

                   (d)  Promptly, from time to time, such other
              information regarding its operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

              Section 4.05.  Inspection; Audit Rights.
              ------------   ------------------------
              The Borrower will permit Lender and its representatives to








          visit and inspect any of the properties of the Borrower, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and, upon reasonable advance notice to Borrower, to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, and by this provision, the Borrower authorizes said accountants to discuss the finances and affairs of the Borrower and its Subsidiaries all at such reasonable times and as often as may be reasonably requested by Lender. If Lender exercises this right, and Borrower is not in default under this Agreement, Lender will be responsible for all accounting fees.


              Section 4.06.  Notice of Event of Default.
              ------------   --------------------------
              Promptly advise the Lender of any material adverse change in its condition, financial or otherwise, or of the occurrence of any Event of Default by the Borrower of the type described in
          Article VI hereof, or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.

              Section 4.07.  GAAP Accounting.
              ------------   ---------------
              Maintain a standard system of accounting in accordance with generally accepted accounting principles.

              Section 4.08.  Debt to Tangible Net Worth.
              ------------   --------------------------
              Maintain a ratio of (x) total long-term debt to (y) its Tangible Net Worth of 3:1, determined in accordance with generally accepted accounting principles, consistently applied.

              Section 4.09.  Interest Coverage Ratio.
              ------------   -----------------------
              Maintain a ratio of (x) earnings before interest, taxes and dividends to (y) the sum of interest expense, of 2:0, determined in accordance with generally accepted accounting principles, consistently applied.

              Section 4.10.  Measurement of Financial Covenants.
              ------------   ----------------------------------
              The Borrower's financial covenants will be measured as of the end of each of the Borrower's quarters. The Borrower shall not change its fiscal year more than once in any twelve (12) month period without the prior written consent of the Lender.

              Section 4.11.  Facility Fee for Revolving Loan.
              ------------   -------------------------------
              Borrower shall pay to the Lender an annual facility fee (the "Facility Fee") on the Revolving Loan equal to .20% of the Loan Amount, regardless of usage, payable quarterly in arrears, commencing March 15, 1995; provided, however that in the event that either of the ratings on CNG's unsecured debt, or its reasonable equivalent, given by Moody's Investors Service and the Standard & Poor's Corporation shall fall below "Baa1" or "BBB+", respectively, then such Facility Fee shall be calculated at the rate of .50% per annum for the quarter or quarters during which such lower rating applies, and further that in the event that either of the ratings on CNG's unsecured debt, or its reasonable equivalent, given by Moody's Investors Service and the Standard & Poor's Corporation shall fall below "Baa3" or "BBB-", respectively, then such Facility Fee shall be calculated at the rate of .95% per annum for the quarter or quarters during which such lower rating applies.

              V.  NEGATIVE COVENANTS
                  ------------------
              The Borrower covenants and agrees that, until payment in full of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, it will not, directly or indirectly:

              Section 5.01.  Disposition of Assets.
              ------------   ---------------------
              Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any person, except in the ordinary course of its business, or turn over the management of, or enter a management contract with respect to, such properties, assets, rights, licenses and franchises, excepting property on Old Track Road in Greenwich, Connecticut and 71 Columbus Boulevard in Hartford, Connecticut.


              Section 5.02.  Change in Business.
              ------------   ------------------
              Engage, directly or indirectly, in a business substantially different from the business now being conducted.

              Section 5.03.  Accounts Receivable.
              ------------   -------------------
              Sell, assign, discount or dispose in any way of any accounts receivable, promissory note or trade acceptances held by the Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business.









              Section 5.04.  Permitted Liens and Encumbrances.
              ------------   --------------------------------
              Notwithstanding Sections 5.01 and 5.03 hereof, Borrower and or its properties may, without violating this Agreement, be subject to:

                   (a) liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereto is not at the time required by Section 4.02;

                   (b) liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of audit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                   (c) attachments, judgments and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                   (d) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar time exceptions or encumbrances affecting real property; PROVIDED that they do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of the Borrower's business;

                   (e) liens or rights setoff by the Lender or the right of setoff by banks which have extended credit to the Borrower.

              VI.  DEFAULTS
                   --------
              Section 6.01.  Events of Default.
              ------------   -----------------
              In each case of happening of any of the following events (each of which is herein and in the Note sometimes called an "Event of Default"):

                   (a)  any representation or warranty made herein, or in








              any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect;

                   (b) default in the payment of any installment of the principal of, or interest on, the Note or any other indebtedness of the Borrower to the Lender for more than ten
              (10) days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

                   (c) default in the due observance or performance of any covenant, condition or agreement contained in Articles IV or V hereof or in the Note;

                   (d) default in the due observance or performance of any other covenant, condition or agreement, on the part of the Borrower to be observed or performed pursuant to the terms hereof, and such default shall continue unremedied for thirty (30) days after written notice thereof by the Lender to the Borrower;

                   (e)  default with respect to any evidence of
              indebtedness of the Borrower (other than to the Lender), in excess of One Hundred Fifty Thousand Dollars ($150,000) if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof;

                   (f) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing;

                   (g) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition








              seeking reorganization of the Borrower or appointing a receiver, trustee, custodian or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

                   (h) final judgment for the payment of money in excess of an aggregate of One Hundred Fifty Thousand Dollars ($150,000) shall be rendered against the Borrower, and the same shall remain undischarged for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

                   (i) the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower in an amount exceeding One Hundred Fifty Thousand Dollars ($150,000) which shall not be discharged within thirty (30) days of the date of such attachment;

              then and in every such Event of Default and at any time thereafter during the continuance of such event, the Note and any and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such indebtedness to the contrary notwithstanding.

              Section 6.02.  Remedies.
              ------------   --------
              Upon the occurrence of any Event of Default, the rights, powers, privileges and other remedies available to the Lender under this Agreement or at law or in equity may be exercised by the Lender at any time and from time to time, whether or not the indebtedness evidenced by the Note shall have been declared due and payable.

              Section 6.03.  Default Rate.
              ------------   ------------
              Without regard to whether the Lender has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable interest rate under the Note shall at the Lender's option, but only to the extent permitted by law, be increased to a rate per annum equal to the rate set forth in the Note, plus five percent (5%).








              VII.  MISCELLANEOUS
              -------------------
              Section 7.01.  Survival.
              ------------   --------
              This Agreement and all covenants, agreements (including the Commitment Letter dated December 16, 1994), the representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of any advances under the Revolving Loan, and shall continue in full force and effect so long as the Note and any other indebtedness of the Borrower to the Lender is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective successors and assigns of the Lender.

              Section 7.02.  Expenses.
              ------------   --------
              The Borrower will reimburse the Lender upon demand for all reasonable out-of-pocket costs, charges and expenses of the Lender (including reasonable fees and disbursements of counsel to the Lender) in connection with any enforcement of this Agreement or the Note.

              Section 7.03.  Governing Law.
              ------------   -------------
              This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of Connecticut.

              Section 7.04.  Amendment; Modifications.
              ------------   ------------------------
              No modification or waiver of any provision of this Agreement, or of the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

              Section 7.05.  No Waiver.
              ------------   ---------
              Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder, or under the Note, or any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.








              Section 7.06.  Notices.
              ------------   -------
              All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to the applicable party at the addresses indicated below.

              If to the Lender:

                   Fleet Bank, National Association
                   One Constitution Plaza
                   Hartford, Connecticut  06115
                   Fax No.:  (203) 244-5391
                   Attn:  Suresh V. Chivukula, Vice President

                   With a copy to:

                   Justin M. Sullivan, Esq.
                   Edwards & Angell
                   750 Main Street
                   Hartford, Connecticut  06103
                   Fax No.:  (203) 527-4198

              If to the Borrower:

                   Mr. Donald Ludington
                   Executive Vice President
                   Energy Networks, Inc.
                   100 Columbus Boulevard
                   Hartford, Connecticut  06144
                   Fax No.:  (203) 727-3064

                   With a copy to:

                   Barbara A. Sarrantonio, Esq.
                   Murtha, Cullina, Richter & Pinney
                   185 Asylum Street
                   Hartford, Connecticut  06103-3469
                   Fax No.:  (203) 240-6150



          or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.









              Section 7.07.  Successors and Assigns.
              ------------   ----------------------
              This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

              Section 7.08.  Consent to Jurisdiction.
              ------------   -----------------------
              The Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

              SECTION 7.9.  WAIVER OF RIGHT TO JURY TRIAL.
              -----------   -----------------------------
              THE BORROWER HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR THE NOTE OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.
          NEITHER THE BORROWER, NOR ANY ASSIGNEE OF OR SUCCESSOR TO THE BORROWER, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, INSTRUMENTS AND AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS
          SECTION 7.10 HAVE BEEN DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 7.10 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

              SECTION 7.10.  WAIVER OF RIGHT TO NOTICE AND HEARING OF
              ------------   ----------------------------------------
          PREJUDGMENT REMEDIES, ETC.
          -------------------------
              THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR BY OTHER APPLICABLE LAW, HEREBY WAIVES ITS








          RESPECTIVE RIGHTS TO NOTICE AND HEARING, BOND, PRIOR COURT ORDER AND, TO THE BROADEST EXTENT POSSIBLE, ALL DUE PROCESS RIGHTS GUARANTEED BY THE CONSTITUTION OF THE UNITED STATES AND THE CONSTITUTION OF THE STATE OF CONNECTICUT WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE.

              Section 7.11.  Severability.
              ------------   ------------
              Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

              Section 7.12.  Headings.
              ------------   --------
              Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. As used in this Agreement the term "person" shall include any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

              IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                            LENDER:

          WITNESS:                          FLEET BANK, NATIONAL ASSOCIATION


          Deborah L. Henderson              By:  Suresh V. Chivukula
          -----------------------------         ---------------------------
                                                 Suresh V. Chivukula
                                                 Its Vice President
          Justin M. Sullivan                     Duly Authorized
          -----------------------------


                                            BORROWER:

                                            ENERGY NETWORKS, INC.


          Barbara A. Sarrantonio            By:  Donald H. Ludington
          -----------------------------         --------------------------
                                                 Name:  Donald H. Ludington
                                                 Its:  Exec. Vice Pres
          James P. Bolduc                        Duly Authorized
          -----------------------------











                                    LIST OF EXHIBITS
                                    ----------------



              Exhibit A:          $5,000,000 Revolving Credit Note

              Exhibit B:          Corporate Organization of Borrower

              Exhibit C:          Certificate of Compliance

                                     EXHIBIT A

                      COPY of $5,000,000 REVOLVING CREDIT NOTE

                                  PROMISSORY NOTE


          $5,000,000                                    December 21, 1994

              FOR VALUE RECEIVED, ENERGY NETWORKS, INC., a Connecticut corporation with an address of P.O. Box 1500, Hartford, Connecticut 06144-1500 (the "Borrower"), promises to pay to FLEET BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender"), or to its order, at its principal office at One Constitution Plaza, Hartford, Connecticut 06115-1600, the principal sum of up to Five Million Dollars ($5,000,000) or so much thereof as is then outstanding under this Note, together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rates hereinafter provided.

              So long as no Event of Default (as hereinafter defined) occurs as a result of which the Lender declares this Note due and payable, the unpaid principal amount due hereunder and any interest then owing shall be payable on December 15, 1997 (the "Maturity Date").

              Interest shall be payable monthly in arrears on the first day of each month, or the next business day thereafter if such day is not a business day, commencing January 15, 1995, and continuing monthly thereafter until this Note is paid in full. Except as otherwise provided below, each advance under this Note shall bear interest on the basis of the actual number of days elapsed over a year of 360 days and shall be at an annual rate (whether before or after maturity) equal to one of the following rates selected by an Authorized Representative (as hereinafter defined) in accordance with the procedure hereinafter set forth:

              (a)  the Eurodollar Rate (as hereinafter defined);

              (b)  the CD Rate (as hereinafter defined); or

              (c)  the Cost of Funds Rate (as hereinafter defined).

          Requests for Advances
          ---------------------
              The only manner in which a request for an advance may be made is by Borrower's Authorized Representative telephoning Lender (i) not later than 1:00 p.m. New York time on the day prior to the date such advance is to be made, which telephone requests are to be confirmed by Borrower's Authorized Representative by the end of the day on which it is made by telex or facsimile, which request shall specify: (a) the remaining amount of availability under this Note; (b) the business day upon which the advance is to be made; and (c) the duration of the Interest Period (as hereinafter defined).

              Advances hereunder shall be made on a revolving basis upon the request of an Authorized Representative as set forth above, and as principal is repaid to Lender, such sums may be readvanced to the Borrower in accordance with the provisions of that certain $5,000,000 Commercial Revolving Credit Agreement between Borrower and Lender of even date herewith (the "Loan Agreement") provided no Event of Default has occurred under the Loan Agreement or hereunder. Advances hereunder shall not be in an amount less than $100,000 each.

              Lender shall, as soon as practicable after receiving a request for an advance determine the Eurodollar Rate, CD Rate and Cost of Funds Rate applicable for the Interest Period chosen by the Borrower and inform Borrower of the same, whereupon the Borrower shall have the option to choose which rate will apply to said advance and such rate shall be the applicable interest rate for such advance during such Interest Period. Lender shall be under no duty to notify Borrower that the applicable rate on any advance is about to rollover to a new Interest Period of the same duration as such expiring Interest Period for failure to select a new Interest Period.

              Prior to the end of an applicable Interest Period the Borrower shall select the same or a new Interest Period, effective as of the Due Date (as defined below) of the then expiring Interest Period, subject to the following conditions:

                   1. Such selection shall be made by an Authorized Representative telephoning Lender not later than 1:00 p.m. New York time on the business day prior to the Due Date of the then expiring Interest Period, such selection to be confirmed by Borrowers' Authorized Representative by the end of the day on which it is made by telex or facsimile;

                   2. The Authorized Representative may select any Interest Period provided that the Due Date shall occur on or prior to the Maturity Date; and

                   3. In the absence of an Interest Period selection by an Authorized Representative pursuant to the terms hereof prior to the Due Date of the expiring Interest Period, such advance shall accrue interest based on an Interest Period of the same duration as the expiring Interest Period.

              If Lender determines (which determination shall be conclusive and binding upon Borrower) that (i) dollar deposits in an amount approximately equal to the amount of the advance requested where the Eurodollar Rate has been selected for the relevant Interest Period are not generally available at such time in the New York interbank eurodollar market for deposits in eurodollars, or (ii) the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining a Eurodollar Rate on such advance or of funding the same in such market for such Interest Period, or (iii) a Eurodollar Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any such event Lender shall so notify Borrower and such advance shall bear interest at the Prime Rate.

              No Interest Period shall commence other than on a business day. If any Interest Period shall end on a day which is not a business day, such Interest Period shall be extended to the next succeeding business day, unless the next such succeeding business day would fall in the next calendar month, in which event such Interest Period shall end on the next preceding business day.

              Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year. Each determination of the Eurodollar Rate, CD Rate and Cost of Funds Rate shall be made by Lender and shall be conclusive and binding upon Borrower absent manifest error.

              If the introduction of or any change in any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for Lender to maintain the applicable interest rate at a Eurodollar Rate with respect to any advance, or to fund any advance in the New York interbank eurodollar market, or to give effect to its obligations regarding the Eurodollar Rate as contemplated by this Note, then the








          Eurodollar Rate shall immediately terminate and the applicable interest rate for any advance for which the applicable interest rate is then a Eurodollar Rate shall automatically be converted to the Prime Rate and Borrower shall pay to Lender the amount (if any) which would be due if Borrower had prepaid such advance bearing interest at a Eurodollar Rate. Notwithstanding the foregoing, in the event of any such conversion to the Prime Rate, the Borrower shall have the option on the day of conversion and thereafter to elect a new Interest Period and choose either the CD Rate or Cost of Funds Rate offered by the Bank and no prepayment premiums shall apply to said election.

          Increased Costs and Capital Adequacy
          ------------------------------------
              In the event that applicable law or governmental regulation or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall, with respect to any applicable interest rate hereunder:

                   (a) subject Lender to any change in taxes now existing or any new tax of any kind whatsoever with respect to any advance or change the tax basis or taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Lender);

                   (b) impose, modify or hold applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

                   (c) impose on Lender any other condition with respect to the loan hereunder;

          and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the loan evidenced hereby (or any part hereof) by an amount that Lender deems to be material, then, in any case, Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost. Lender shall certify the amount of such additional cost to Borrower, and such certification shall be conclusive absent manifest error.

          Definitions
          -----------
              As used herein, the following terms shall have the meanings set forth below:

                   (a) "EURODOLLAR RATE" means, with respect to each Interest Period, the rate per annum (i) (rounded upward, if necessary, to the nearest 1/16 of 1%) shown on the display referred to as the "LIBO page" (or any display substituted therefor) of the Reuters U.S. Domestic Money Service transmitted through the Reuters monitor system as being the respective rates at which U.S. dollar deposits would be offered at the beginning of the relevant Interest Period by the principal London offices of each of the banks named thereon to major banks in the London interbank Eurodollar market at the relevant local time for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount of the requested advance, plus 50 basis points (.50%) or (ii) if no LIBO quote is available for the Interest Period, the Eurodollar Base shall be the base designated as such by Lender for the principal balance under this Note of a duration equal to the requested Interest Period, plus 50 basis points (.50%).

                   (b) "CD RATE" shall mean (i) the rate of interest which Lender is offering to pay, as determined by Lender's treasury desk, for a certificate of deposit with a maturity equal to the Interest Period selected by Borrower plus (ii) 60 basis points (0.60%).

                   (c) "COST OF FUNDS RATE" shall mean the rate of interest which Lender is required to pay (or is offering to pay), as determined by Lender's treasury desk as adjusted for reserve requirements and such other requirements as may be imposed by federal, state and/or local government and regulatory agencies together with any fees assessed by Lender's treasury desk.

                   (d) "PRIME RATE" shall mean the rate of interest announced from time to time by Lender as its "prime rate". Such rate is not necessarily the lowest or most favorable rate offered by Lender.

                   (e) "INTEREST PERIOD" shall mean, (a) for purposes of the Eurodollar Rate and the CD Rate, a period selected by an Authorized Representative in accordance with the provisions hereof equal to 30, 60 or 90 days, or such longer period in a multiple of thirty (30) days at the discretion of Lender and (b) for purposes of the Cost of Funds Rate, a mutually acceptable period agreed to by both








              the Borrower and Lender, and in any case having a Due Date later than the Maturity.

                   (f)  "DUE DATE" shall mean last day of an Interest
              Period.

                   (g) "AUTHORIZED REPRESENTATIVE" shall mean Julie P. Lou or Monique McCurley or any other person authorized and set forth in a writing signed by such person(s).

          Prepayment
          ----------
              Any advance may be prepaid in whole or in part without premium or penalty at the end of any Interest Period upon written notice to Lender received at least one (1) day prior to the end of the applicable Interest Period. If, however, this Note is prepaid in whole or in part at any time other than at the end of an Interest Period, whether as a result of acceleration or otherwise, a prepayment premium (the "Prepayment Premium") shall be due and payable. The Prepayment Premium shall be calculated by subtracting the latest published rate preceding the date of prepayment for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release with a maturity date closest to the end of the applicable Interest Period, from the "Eurodollar Rate", "CD Rate" or "Cost of Funds Rate" applicable to the advance being prepaid. If the result is zero or a negative number, there shall be no Prepayment Premium. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount will be divided by 360 and multiplied by the number of days remaining to the end of the applicable Interest Period. Said amount shall be reduced to present value calculated by using the number of days remaining until the expiration of the applicable Interest Period and the above-referenced United States Treasury Note or Bill rate with regard to such number of days and using Lender's customary method of computing present value. The resulting amount shall be the Prepayment Premium due to Lender upon prepayment.

              All payments shall be applied first to fees and charges due and payable to Lender, then to accrued but unpaid interest and lastly to outstanding principal. Each prepayment shall be accompanied by the interest accrued on the principal amount so prepaid through the date of prepayment. Borrower shall pay to Lender all costs and expenses incurred by Lender in connection with such prepayment; these charges will be paid by Borrower whether payment is made voluntarily at Borrower's option or








          involuntarily after Lender has made demand for payment.

          Default
          -------
              Upon the occurrence of any of the following (each of which events shall be an Event of Default hereunder):

                   (i) the failure to make any payment of principal or interest hereunder within ten (10) days of the date that the same is due, or

                   (ii) an Event of Default as described and defined in the Loan Agreement, or any other instrument evidencing any indebtedness of the Borrower to the Lender and the expiration of any period provided in such instrument to cure such default, then the Lender may declare the entire unpaid principal balance hereunder immediately due and payable without notice, demand or presentment and may exercise any of its rights under the Loan Agreement. In the event that the Lender or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under the Loan Agreement, the Borrower shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees and the Lender may take judgment for all such amounts in addition to all other sums due hereunder.

          Default Rate of Interest
          ------------------------
              Irrespective of the exercise or non-exercise of any of the aforesaid rights, if any payment of principal or interest hereunder is not paid in full within fifteen (15) days after the same is due, the Borrower shall pay to the Lender a processing fee on such unpaid amount equal to the five percent (5%) of such late payment. Irrespective of the exercise or nonexercise of any of the aforesaid rights, if any Event of Default occurs hereunder, from and after the date of such occurrence interest rate charges hereunder shall be increased to the lesser of (i) the then applicable interest rate charges plus five percent (5%) or (ii) the maximum rate then permitted by law, until the Lender is satisfied that the Event of Default has been cured.

          Miscellaneous
          -------------
              The Borrower waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any event of default under








          the Loan Agreement except as specifically provided therein, and all other notices or demands otherwise required by law that such Borrower may lawfully waive.

              BORROWER HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE, THE LOAN AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH. NEITHER BORROWER NOR ANY ASSIGNEE OF OR SUCCESSOR TO BORROWER, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEEDING BASED UPON, OR ARISING OUT OF, THIS NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS WAIVER OF RIGHT TO JURY TRIAL HAVE BEEN DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS WAIVER OF RIGHT TO JURY TRIAL WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

              Borrower expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of Borrower. No unilateral consent or waiver by the Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Lender.

              The rights and obligations of Borrower and all provisions hereof shall be governed by and construed in accordance with the laws of the State of Connecticut.

              All agreements between Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forebearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, from any








          circumstance whatsoever, fulfillment of any provision hereof or of the Loan Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

              BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZE LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

              IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                            ENERGY NETWORKS, INC.



                                            By:
                                               ----------------------------
                                               Name:  Donald Ludington
                                               Title: Executive Vice
                                                      President
                                               Duly Authorized

                                        EXHIBIT B
                                        ---------


                    THE COMPANY'S AFFILIATES AND THE NATURE OF THEIR
                RESPECTIVE RELATIONSHIPS WITH THE COMPANY ARE AS FOLLOWS:


          Name of                    Jurisdiction of     Nature of
          Affiliate                  Incorporation       Affiliation
          ---------                  ---------------     -----------

          CNG                        Connecticut         Owns 100% of the
                                                         Company

          The Hartford Steam         Connecticut         Owned 100% by the
            Company                                      Company

          Energy Networks            Connecticut         To be formed and to
            Services, Inc.                               be owned 100% by the
                                                         Company

          CNG Realty Corp.           Connecticut         CNG owns 100% of
                                                         stock of CNG Realty
                                                         Corp.

          ENI Transmission           Connecticut         CNG owns 100% of
             Company                                     stock of CNG Trans-
                                                         mission Company

                                        EXHIBIT C
                                        ---------

                                Certificate of Compliance
                                -------------------------


              The undersigned being an duly authorized officer of ENERGY NETWORKS, INC. (the "Borrower") HEREBY CERTIFIES as follows:

              1.This certificate is being delivered pursuant to Section 4.04(c) of that certain $5,000,000 Commercial Revolving Credit Agreement between the Borrower and Fleet Bank, N.A. dated December 21, 1994 (the "Agreement");

              2. Set forth below are the true and accurate calculations for the period ended _______________, _____ required by Sections 4.08, and 4.09 of the Agreement:

              (A)Section 4.08.  Debt to Tangible Net Worth.
                 ------------   --------------------------
              Maintain a ratio of (x) total long-term debt to (y) its Tangible Net Worth of 3:1, determined in accordance with generally accepted accounting principles, consistently applied.

              ACTUAL:____________________

              (B)Section 4.09.  Interest Coverage Ratio.
                 ------------   -----------------------
              Maintain a ratio of (x) earnings before interest, taxes and dividends to (y) the sum of interest expense, of 2:0, determined in accordance with generally accepted accounting principles, consistently applied.

              ACTUAL:____________________

              3. The above calculations have been made in accordance with the terms and provisions of the Agreement. I have examined the provisions of the Agreement and no Event of Default, as defined thereunder, nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default, has occurred and is continuing.

              Signed this _____day of _________, ____



          ______________________________
              _________________________
              Duly authorized Officer

                                       SCHEDULE 1
                                       ----------


              1. MANAGEMENT OF CONTAMINANTS. In September, 1988, in the course of performing geotechnical borings prior to construction of a cogeneration project to be built on land on Columbus Boulevard in Hartford, subsurface contaminants were encountered. Those contaminants appear to be historic residues from a discontinued coal gasification process previously conducted in the area. Following discussions with the Connecticut Department of Environmental Protection ("DEP"), the Company agreed to analyze the entire site, determine the location and distribution of any coal gasification residues and contaminants and, if remedial measures are required, to do so in a manner approved by the DEP. The hydrogeological analysis of the site was performed, and the results were reported to the DEP in April and May of 1989. DEP provided comments on the report in late may 1989. The Company anticipates that additional investigation will be pursued by it, but it does not appear at this time that substantial excavation and removal of contaminants will be required. No determination has been made as to what costs might be associated with managing contaminants.

              2. POSSIBLE CONTAMINATION. CNG has been advised by Richard Gordon that he believes CNG to be liable for contamination found on property which he purchased at 34 Potter Street in Hartford, Connecticut. The property is located to the north and east of land owned by CNG and its affiliates. The contaminants discovered on Mr. Gordon's property are claimed to be similar to residues from coal gasification activities. CNG has denied liability based upon preliminary technical evaluations which indicate that contaminants from the CNG property are not likely to have migrated in the direction of the 35 Potter Street property and evidence that there were other possible sources of contamination in the vicinity.
          During discussions with Mr. Gordon, CNG also argued that the contamination on the site would not materially interfere with its use or development and, therefore, that Mr. Gordon has not been significantly damaged. Counsel for Mr. Gordon has claimed that Mr. Gordon has been damaged by contamination because he has been unable to market the property. According to Mr. Gordon's counsel, Mr. Gordon purchased the property for $5 million, and had spent as of early 1991 approximately $1 million in debt service and on-site improvements. Mr. Gordon has threatened to bring a lawsuit against CNG if it doesn't reach a satisfactory settlement with Mr. Gordon. In recent months, Mr. Gordon and CNG had held additional discussions concerning the conditions of the site and whether it can be developed. It is not possible for us to predict whether these discussions will resolve this matter and, if not, whether a claim by Mr. Gordon would be deemed valid and, if so, what, if any, damages he would be found to have incurred.

              3. ROBERT CALVER V. ENERGY NETWORKS, INC. 3:93CV 1974 (JAC). Plaintiff, a former ENI employee, filed this suit in federal court on September 3, 1993, claiming that ENI discriminated against him on the basis of his age (55 years) when it eliminated his position effective April 1, 1993. In a second count, plaintiff claims that he was promised that his 26 and 1/2 years of service with F. fox and Co. prior to his employment with ENI beginning in April, 1986, would be credited for purposes of determining his pension benefits. He claims ENI breached its promise and he should now receive a pension commensurate with the alleged promise. ENI has filed a motion for summary judgement, which is pending with the court. We are unable, at this time, to predict the outcome of this case or the ultimate liability, if any, to the Company.

              1. UCC-1 Financing Statement No. 818035 naming Energy Networks, In. as Debtor and Shawmut Bank Connecticut, National Association as Secured Party filed with the Connecticut Secretary of State.

              2. UCC-1 Financing Statement No. 688737 naming Energy Networks, Inc. as Debtor and The First National Bank of Boston, Trustee, as Secured Party filed with the Connecticut Secretary of State.

              3. UCC-1 Financing Statement No. 819834 naming Energy Networks, Inc. as Debtor and Fleet Credit Corporation as Secured Party filed with the Connecticut Secretary of State.

              4. An Open-End Mortgage and Security Agreement from Energy Networks, Inc. to The Connecticut National Bank, now Shawmut Bank Connecticut, N.A. dated as of March 1, 1989 and recorded in Volume 2916, Page 24, as amended from time to time.

              5. A Collateral Assignment of Leases and Rentals from Affiliated Resources Corporation (now Energy Networks, Inc.) to The Connecticut National Bank now Shawmut Bank Connecticut, N.A. dated as of March 1, 1989 and recorded in Volume 2916, Page 56, as amended from time to time.

              6. A Notice of Lease and Supplemental Notice of Lease from Energy Networks, Inc. to O'Brien (Hartford) Cogeneration Limited Partnership, both dated as of March 1, 1989 and recorded in Volume 2916, Pages 62 and 67, respectively.

              7. Agreements contained in two Subordination Nondisturbance and Attornment Agreements among O'Brien (Hartford) Cogeneration Limited Partnership, The Connecticut National Bank now Shawmut Bank Connecticut, N.A., and Energy Networks, Inc., both dated as of March 1, 1989, and recorded in Volume 2916, at Pages 73 and 157, respectively, as amended by Amendment to Subordination, Nondisturbance and Attornment Agreement dated January 9, 1990 and recorded in Volume 3025, Page 57 and Volume 3027 Page 57, respectively.

              8. In connection with 1986 an 1988 Bond financing with The Connecticut Development Authority for the Capital District Energy Center Project in the aggregate principal amount of $16,300,000: a Mortgage and Security Agreement from Affiliated Resources Corporation (now Energy Networks, Inc.) to The First National Bank of Boston dated as of December 1, 1986 and recorded in the Hartford

          Land Records on February 18, 1987 in Volume 2555 at Page 170 as amended from time to time.

              9. Pledge and Security Agreement dated as of October 14, 1994, made by the Borrower to The Bank of Nova Scotia pursuant to a Letter of Credit and Reimbursement Agreement dated as of October 14, 1994 between the Borrower and The Bank of Nova Scotia.

                                  EXISTING INDEBTEDNESS


              1. Indebtedness of The Hartford Steam Company ("Hartford Steam") to Shawmut Bank Connecticut, N.A. in the aggregate principal amount of $10 million comprised of a $5 million term loan and a $5 million revolving line of credit secured by a mortgage of real property owned by Hartford Steam and the Borrower and personal property of Hartford Steam.

              2. Indebtedness of the Borrower pursuant to a certain first amended and restated reimbursement agreement by and between the Borrower and Shawmut Bank Connecticut, N.A., pursuant to which Shawmut Bank Connecticut, N.A. has issued an irrevocable letter of credit in the aggregate amount of $2 million in favor of the Connecticut Light & Power Company.

              3. Indebtedness of the Borrower pursuant to a Letter of Credit and Reimbursement Agreement between the Borrower and the Bank of Nova Scotia pursuant to which the Bank of Nova Scotia issued an irrevocable letter of credit in the aggregate amount of #13,767,123 in favor of The Connecticut Development Authority.

              4. Bond financing with The Connecticut Development Authority for the Capital District Energy Center Project in the original principal amount of $16,300,000 pursuant to a 1986 issuance and a 1988 issuance.